EXHIBIT 3.1

Amended and Restated
as of February 2, 2005

AMENDED AND RESTATED BYLAWS

OF

TESORO CORPORATION

ARTICLE 1

OFFICES

     1.1 Registered Office. The Corporation shall at all times maintain a registered office in the State of Delaware.

     1.2 Other Offices. The Corporation may also have offices at such other places within or outside of the State of Delaware as the Board of Directors shall from time to time appoint or the business of the Corporation require.

ARTICLE 2

STOCKHOLDERS AND MEETINGS OF STOCKHOLDERS

     2.1 Place of Meetings. All meetings of stockholders shall be held at such place within or outside of the State of Delaware, including by means of remote communication, as shall be fixed by the Board of Directors and stated in the notice of meeting.

     2.2 Annual Meeting. The Annual Meeting of Stockholders of the Corporation shall be held on such date and at such time as is fixed by the Board of Directors and stated in the notice of meeting. Directors shall be elected in accordance with the provisions of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and these Bylaws and such other business shall be transacted as may properly come before the meeting.

     2.3 Adjournment of Annual Meeting. The Annual Meeting of Stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

     2.4 Conduct of Business at Annual Meeting. At an Annual Meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of

Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of the Corporation. For business to be properly brought before an Annual Meeting of Stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 180 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is more than 45 days later than the anniversary date of the immediately preceding Annual Meeting of Stockholders, notice by the stockholder to be timely must be received by the Secretary not later than the close of business on the tenth day following the day on which a written statement setting forth the date of the Annual Meeting of Stockholders was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting of Stockholders (a) a brief description of the business desired to be brought before the Annual Meeting of Stockholders, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such proposal, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, if the stockholder’s ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting of Stockholders except in accordance with the procedures set forth in this Section. The presiding officer of an Annual Meeting of Stockholders shall, if the facts warrant, determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

     2.5 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of stock having a preference over the common stock of the Corporation (the “Common Stock”) as to dividends or on liquidation, a special meeting of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by two-thirds of the directors then in office. The notice of every special meeting of stockholders shall state the purpose for which it is called. At any special meeting of stockholders, only such business shall be conducted as shall be provided for in the resolution or resolutions calling the special meeting or, where no such resolution or resolutions have been adopted, only such business shall be conducted as shall be provided in the notice to stockholders of the special meeting. Any special meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

     2.6 Notice of Meetings. Written notice or notice by a form of electronic transmission (as that term is defined in Section 232 of the Delaware General Corporation Law) of each meeting of stockholders shall be mailed or transmitted to each stockholder of record at his last address as it appears on the books of the Corporation at least ten days, but no more than sixty, prior to the date of the meeting.

     2.7 Record Date. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such reclassification, change, conversion or exchange of capital stock, and in such cases only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to participate in the effect of any such transaction, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This Bylaw shall in no way affect the rights of a stockholder and his transferee or transferor as between themselves.

     2.8 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information received to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.9 Quorum. The holders of a majority of the outstanding shares of stock of the Corporation having voting power with respect to a subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of stockholders for the transaction of business with respect to such subject matter; provided, however, that if the subject matter is one as to which a higher vote is required (as contemplated by the Certificate of Incorporation or the laws of the State of Delaware, then the holders of that number of shares equal to at least that higher number of outstanding shares of stock of the Corporation having voting power with respect to such subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of stockholders solely for the transaction of business with respect to such subject matter. In the absence of a quorum with respect to a particular subject matter, the presiding officer of the meeting shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting stating the time, place, if any, thereof, and the means of remote communication, if any, until a quorum is present with respect to that subject matter. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

     2.10 Majority Vote. When a quorum is present or represented at any meeting of stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders in all matters, unless the matter is one upon which, by express provision of the laws of the State of Delaware, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of that matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

     2.11 Proxies. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder (which for purposes of this paragraph may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

     2.12 One Vote Per Share. Unless otherwise provided by the Certificate of Incorporation or by the laws of the State of Delaware, each stockholder of the Corporation shall, at every meeting of stockholders, be entitled to one vote in person or by proxy for each share of capital stock of the Corporation registered in his name.

     2.13 Shares Held by Certain Holders. Any other corporation owning voting shares in this Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such stockholder corporation. A partnership holding shares of this Corporation may vote such shares by any general partner or by proxy appointed by any general partner. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

     2.14 Conduct of Meeting. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board, or in his absence the Chief Executive Officer, or in the absence of both of them such other officer of the Corporation as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order.

     2.15 Judge of Election. The Board shall appoint one or more Judges of Election to serve at every meeting of the stockholders.

ARTICLE 3

DIRECTORS AND MEETINGS OF DIRECTORS

     3.1 General Powers. The business and affairs of the Corporation shall be managed by a Board of Directors (herein the “Board of Directors” or the “Board”) who may exercise all the powers of the Corporation not reserved to or conferred on the stockholders by statute, the Certificate of Incorporation or the Bylaws of the Corporation.

     3.2 Number of Directors. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be as fixed from time to time by resolution of the Board adopted by the affirmative vote of at least a majority of the directors then in office, provided the number shall not be less than the minimum nor more than the maximum number permitted by the Certificate of Incorporation, provided further that if no such minimum or maximum number is stated in the Certificate of Incorporation the number shall not be less than three. The directors shall hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified. During the intervals between Annual Meetings of Stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly-created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Directors are not required to be residents of Delaware or stockholders of the Corporation.

     3.3 Maximum Age of Directors. No person may be elected or re-elected as a director of the Corporation if at the time of his election or reelection he shall have attained the age of 75 years; provided, however, that a director who shall attain the age of 75 years while serving as a director shall continue in office until the expiration of the term for which he was elected.

     3.4 Nomination. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an Annual Meeting of Stockholders, not later than 90 days nor more than 180 days prior to the date of the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is more than 45 days later than the anniversary date of the immediately preceding Annual Meeting of Stockholders, notice by the stockholder to be timely must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which a written statement setting forth the date of the Annual Meeting of Stockholders was mailed to stockholders or the date on which it is first disclosed to the public, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the earlier of date on which notice of the date of the special meeting of stockholders was mailed or such public disclosure was made to the stockholders. Notwithstanding the foregoing if an existing director is not standing for reelection to a directorship that is the subject of an election at such meeting, then a stockholder may make a nomination with respect to such directorship at anytime not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders or the date on which such information is first disclosed to the public. Each notice of a nomination from a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     3.5 Removal. Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose.

     3.6 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and at such place or places as the directors shall, from time to time, determine at a prior meeting. Special meetings of the Board may be called by the Chairman of the Board or President of the Corporation and shall be called by either of said officers upon the written request of any two directors. Special meetings shall be held at the office of the Corporation or at such place as is stated in the notice of the meeting. No notice shall be required for regular meetings of the Board. Notices of special meetings shall be given by mail at least five days before the meeting or by telephone, telecopy, telegram or a form of electronic transmission (as that term is defined in Section 232 of the Delaware General Corporation Law) at least two days before the meeting. Notices may be waived. Notices need not include any statement of the purpose of the meeting.

     3.7 Unanimous Action; Telephonic and Other Participation. When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment to the full extent and with the same effect as authorized and permitted by the laws of the State of Delaware.

     3.8 Quorum. One-third of the total number of the members of the Board of Directors (but in no event less than two directors) shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum present shall be the acts of the Board; provided, however, that the directors may act in such other manner, with or without a meeting, as may be permitted by the laws of the State of Delaware and provided further, that if all of the directors shall consent in writing to any action taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board.

     3.9 Compensation. Directors shall receive such compensation and reimbursement for expenses for attendance at meetings of the Board or of committees thereof and such other compensation as shall be fixed by a majority of the entire Board.

ARTICLE 4

COMMITTEES

     4.1 Designation. The Board of Directors may designate from among its members an executive committee and/or one or more other committees, each consisting of one or more directors. The designation of a committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any committee shall continue to be a member thereof after ceasing to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

     4.2 Powers. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger with respect to the merger into the Corporation of a subsidiary of which at least 90 percent of the outstanding shares of each class are owned by the Corporation.

     4.3 Procedures. The Board of Directors shall appoint a chairman from among the members of the committee and shall appoint a secretary who may, but need not, be a member of the committee. The chairman shall preside at all committee meetings and the secretary of the committee shall keep a record of its acts and proceedings.

     4.4 Meetings. Regular meetings of a committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee. Special meetings of a committee shall be called at the request of the President or of any member of the committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting. A waiver of notice of a meeting, signed by the person or persons entitled to such notice, whether before or after the event stated therein, shall be deemed equivalent to the giving of such notice.

     4.5 Notice. Attendance of any member of a committee at a meeting shall constitute a waiver of notice of the meeting. A majority of a committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Members of a committee may hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

     4.6 Consent. Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all members of the committee entitled to vote with respect to the subject matter thereof. The consent shall have the same effect as a unanimous vote of the committee.

     4.7 Compensation. The Board of Directors may vote to the members of any committee a reasonable fee as compensation for attendance at meetings of the committee.

ARTICLE 5

OFFICERS

     5.1 Number. The Board of Directors shall elect a President and a Secretary, and may elect a Chairman of the Board, one or more Vice Presidents, a General Counsel, a Treasurer, a Controller, one or more assistant secretaries and assistant treasurers, and such other officers as the Board of Directors shall deem appropriate. The Chairman of the Board shall be a director of the Corporation. Other officers need not be directors.

     5.2 Election and Term of Office. Officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer, agent or employee may be removed at any time, with or without cause, by the Board but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Vacancy occurring in any office or position at any time may be filled by the Board. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these Bylaws.

     5.3 Compensation. Officers shall receive such compensation as may from time to time be determined by the Board of Directors; provided, however that no officer shall also receive compensation by reason of such officer also being a director. Agents and employees shall receive such compensation as may from time to time be determined by the Chief Executive Officer.

     5.4 Chairman of the Board. The Chairman of the Board, if one is elected, may preside, or may direct that the President to preside, at all meetings of the stockholders and at all meetings of the directors. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the President shall so preside. If the Board of Directors shall elect a person to be the Chairman of the Board and shall designate such person the Chief Executive Officer of the Corporation, the Chairman of the Board shall supervise and direct the operations of the business of the Corporation in accordance with the policies determined by the Board of Directors.

     5.5 President. Unless the Board of Directors shall have elected a Chairman of the Board of Directors and designated such person the Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation, supervising and directing the operations of the business of the Corporation in accordance with the policies determined by the Board of Directors. If the Board of Directors shall have elected a person as Chairman of the Board and designated such person as a Chief Executive Officer of the Corporation, the President shall be responsible for the general supervision and control of the business and the affairs of the Corporation subject to the directions of the Chairman of the Board and the Board of Directors. If the Board of Directors shall have elected a person Chairman of the Board and shall designate such person the Chief Executive Officer of the Corporation, the President, in the absence or incapacity of such Chairman of the Board, shall perform the duties of that office.

     5.6 Vice President. A Vice President, if one is elected, in the absence or incapacity of the President, shall perform the duties of the President. If there be more than one Vice President, the Board of Directors shall designate the Vice President who is to perform the duties of the President in the event of his absence or incapacity. Each Vice President shall have such other duties and authority as shall be assigned by the Chief Executive Officer or may be delegated by the Board of Directors. The Executive Vice President and Chief Financial Officer, if one is elected, shall be responsible for and direct, either directly or indirectly through any Treasurer, Controller or Director of Data Processing of the Corporation, all treasury, accounting, cost and budgeting, and data collection functions. He will report directly to the President with a report and policy relationship to the Chairman of the Board and the Board of Directors.

     5.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and shall record all votes and minutes from all proceedings in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes. The Secretary shall perform such other duties and have such other authorities as are delegated to him by the Board of Directors.

     5.8 Treasurer. The Treasurer, if one is elected, shall be responsible for the care and custody of all funds and other financial assets, taxes, corporate debt, order entry and sales invoicing including credit memos, credit and collection of accounts receivable, cash receipts, and the banking and insurance functions of the Corporation. He shall report directly to and perform such other duties as shall be assigned by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

     5.9 Controller. The Controller, if one is elected, shall be responsible for the installation and supervision of all general accounting records of the Corporation, preparation of financial statements and the annual and operating budgets and profit plans, continuous audit of accounts and records of the Corporation, preparation and interpretation of statistical records and reports, taking and costing of all physical inventories and administering the inventory levels, supervision of accounts payable and cash disbursements function and hourly and salary payrolls. He shall report directly to and perform such other functions as shall be assigned him by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

ARTICLE 6

NOTICE

     6.1 Methods of Giving Notice. Whenever, under the provisions of applicable statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice may be given in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, in the case of a director or member of a committee, to such a persons at his business address. Notice to directors and stockholders may also be given by facsimile telecommunication. Notice may also be given to any director, member of any committee or stockholder by a form of electronic transmission as that term is defined in Section 232 of the Delaware General Corporation Law.

     6.2 Written Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, in each case either before or after the time stated therein, shall be deemed equivalent to the required notice.

ARTICLE 7

INDEMNIFICATION

     7.1 Indemnification and Advancement of Expenses. Each director or officer of the Corporation or a subsidiary of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of Delaware (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the laws of the State of Delaware require, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the laws of the State of Delaware. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation or a subsidiary of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     7.2 Non-Exclusivity. The indemnification and advancement of expenses provided in paragraph 6.1 of these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his or her official capacity and as to action in another capacity.

ARTICLE 8

CAPITAL STOCK

     8.1 Issuance of Stock. The Board of Directors may authorize the issuance of the capital stock of the Corporation at such times, for such consideration, and on such terms and conditions as the Board may deem advisable, subject to any restrictions and provisions of law, the Certificate of Incorporation, as amended and restated from time to time, of the Corporation or any other provisions of these Bylaws.

     8.2 Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall otherwise be in such form as may be determined by the Board of Directors, shall be issued in numerical order, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

     8.3 Transfer of Shares. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender, in the case of certificated shares, of the certificates therefor properly endorsed for transfer, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

     8.4 Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Delaware.

     8.5 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

     8.6 Replacement Certificates. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order or approval of a court.

ARTICLE 9

DIVIDENDS

     9.1 Declaration. Dividends with respect to the shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     9.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10

BOOKS AND RECORDS

     The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation’s business and affairs and such stock ledgers and lists of stockholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware or other states or jurisdictions empowered to impose such requirements.

ARTICLE 11

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

     11.1 Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     11.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     11.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers and agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE 12

FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December.

ARTICLE 13

SEAL AND OTHER MATTERS

     13.1 Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.

     13.2 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

     13.3 Evidence of Authority. A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, directors, any committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

ARTICLE 14

AMENDMENTS

     Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular meeting of the stockholders or Board of Directors; or at any special meeting of the stockholders or Board of Directors; provided that notice of such proposed making, alteration or repeal be included in the notice of such special meeting. The Board of Directors may take such action by the vote of a majority of those Directors present and voting at a meeting where a quorum is present. Subject to applicable provisions of the Certificate of Incorporation, the stockholders may make new Bylaws, or adopt, alter, amend, or repeal Bylaws adopted by either the stockholders or the Board of Directors by the affirmative vote of the holders of not less than a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.